Exhibit 10.6

FIRST AMENDMENT

TO THE

KAMAN CORPORATION

AMENDED AND RESTATED

CHANGE IN CONTROL AGREEMENT

THIS FIRST AMENDMENT is dated as of March 8, 2010, between Kaman Corporation, a Connecticut corporation (the “Company”), and Ronald M. Galla (the “Executive”) (this “Amendment”).

WHEREAS, the Executive and the Company are parties to an Amended and Restated Change in Control Agreement effective as of January 1, 2007 (the “Agreement”);

WHEREAS, on February 22, 2010, the Company granted the Executive a cash-based long-term incentive award (the “2010 LTIP Award”);

WHEREAS, eligibility to receive payments under the 2010 LTIP Award was conditioned upon the Executive waiving certain rights under Section 5.1(d) of the Agreement;

WHEREAS, execution of this Amendment satisfies the waiver condition under the 2010 LTIP Award; and

WHEREAS, the Executive agrees with the terms of this Amendment;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows, effective as of the date first written above:

1.	Section 5.1(d) of the Agreement is hereby deleted in its entirety.

2.	Except as expressly modified by the terms of this Amendment, the provisions of the Agreement shall continue in full force and effect.

3.	This Amendment may be executed in several counterparts, each of which shall be deemed an original and which together shall constitute but one and the same instrument.

4.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the day and year first written above.

Kaman Corporation

By:	/s/ Neal J. Keating

Its:	Chairman, President & CEO 3/10/10

Ronald M. Galla

By:	/s/ Ronald M. Galla